UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2005

Maverick Tube Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10651	43-1455766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		636.733.1600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Arrangements with Joyce M. Schuldt

As disclosed in Item 5.02 hereof, the Board of Directors (the “Board”) of Maverick Tube Corporation (“Maverick”) appointed Joyce M. Schuldt, age 40, as Maverick’s Senior Vice President-Finance, Chief Financial Officer and Secretary, effective May 18, 2005.

In connection with Ms. Schuldt’s appointment as an executive officer, Maverick entered into certain employment arrangements with Ms. Schuldt. Effective as of the date of her appointment, in addition to a base salary of $250,000 per year and participation in Maverick’s bonus, compensation and benefit plans available to Maverick’s executive officers, Ms. Schuldt was awarded (i) options to purchase 10,000 shares of Maverick common stock, on the same terms and conditions as stock option awards to other officers, at a price equal to the closing price of Maverick’s common stock on the New York Stock Exchange on May 18, 2005, and (ii) 5,000 shares of restricted stock, on the same terms and conditions as restricted stock awards to other officers. In addition, Maverick has agreed to enter into a severance agreement substantially similar to the severance agreements to which certain other Maverick executive officers are parties. Ms. Schuldt’s severance agreement will be filed with the Securities and Exchange Commission following execution.

Approval of Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan

On May 16, 2005, Maverick’s stockholders approved the amendment and restatement of the Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan (the “Amended and Restated Plan”), in the form of the Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan (the “Second Amended and Restated Plan”). The Amended and Restated Plan permits the issuance of stock options, restricted stock and restricted stock units, stock appreciation rights, performance awards, other stock-based awards and cash bonus awards, and contains limitations on the number of shares of common stock and awards issuable under the plan. The Second Amended and Restated Maverick Omnibus Incentive Plan amends the Amended and Restated Omnibus Incentive Plan only insofar as it:

•	increased the aggregate number of shares of common stock available for issuance under the plan from a maximum of 750,000 to a maximum of 2,500,000, and
•	increased the number of shares of common stock annually available for issuance under the plan from a maximum of 250,000 to a maximum of 500,000.

The description of the Second Amended and Restated Plan set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the plan itself, which is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Maverick’s Board has named C. Robert Bunch, age 50, Maverick’s Chairman of the Board, as Chief Executive Officer, effective May 18, 2005. Mr. Bunch has been serving as Acting Chief Executive Officer since October 2004 and Chairman since January 2005. Mr. Bunch has been a member of Maverick’s Board since 1991 and has over 25 years of experience in the oil service industry, including with Baker-Hughes Incorporated and Input/Output, Inc.

Effective May 18, 2005, the Board also appointed Joyce M. Schuldt, age 40, as Maverick’s Senior Vice President-Finance, Chief Financial Officer and Secretary. Prior to her appointment, Ms. Schuldt served as the Company’s Vice President-Legal and Tax and Secretary. Ms. Schuldt joined Maverick in March 2003 as the Vice President-Tax after serving as Vice President-International Acquisitions and Operations and International Controller, from February 2002 through March 2003, for CSI Leasing, Inc., a Missouri-based equipment financier with operations throughout North America, Central and South America, and Europe. Before joining CSI in February 2002, Ms. Schuldt was employed by Ernst & Young for more than 12 years, most recently as a Senior Manager.

A description of the material terms of the employment arrangement between Maverick and Ms. Schuldt contained in Item 1.01 hereof is incorporated by reference into this Item 5.02.

In January 2005, Pamela G. Boone agreed to serve as Maverick’s acting Chief Financial Officer and principal accounting officer until the appointment of a new Chief Financial Officer. Consequently, effective May 18, 2005, Ms. Boone resigned as acting Chief Financial Officer and principal accounting officer.

Item 7.01	Regulation FD Disclosure.

On May 19, 2005, Maverick announced the appointment of C. Robert Bunch as its Chief Executive Officer, and of Joyce M. Schuldt as its Senior Vice President-Finance, Chief Financial Officer and Secretary. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK TUBE CORPORATION

Date: May 20, 2005	By: /s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

No.	Description

10.1

Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan (incorporated by reference to Annex A to the registrant’s definitive proxy statement on Schedule 14A filed April 5, 2005)

99.1	Text of press release dated May 19, 2005